Exhibit 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.
As of 10/25/2009

PLACE OF
LEGAL ENTITY NAME	INCORPORATION
Applied Materials Japan, Inc.	Japan
Applied Materials (Holdings) (1)	California
Applied Materials Asia-Pacific, Ltd. (2)	Delaware
Applied Materials Israel, Ltd. (3)	Israel
Applied Materials SPV1, Inc. (4)	Delaware
AKT, Inc. (5)	Japan
Etec Systems, Inc.	Nevada
Display Products Group, Inc.	Nevada
AKT Japan, LLC	Delaware
Applied Materials India Private Limited	India
Metron Technology, Inc. (6)	Delaware
Applied Ventures, LLC	Delaware
1325949 Ontario Inc. (7)	Canada
Applied Materials (Chennai) Private Limited	India
AFCO GP, LLC	Colorado
Applied Films Taiwan Co., Ltd.	Taiwan
AFCO C.V. (a)	The Netherlands
Applied Films Asia Pacific Limited (b)	Hong Kong
PT Applied Materials Indonesia	Indonesia

(1) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited	California

(2) Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:
Applied Materials Korea, Ltd.	Korea
Applied Materials Taiwan, Ltd.	Taiwan
Applied Materials South East Asia Pte. Ltd. (c)	Singapore
Applied Materials China, Ltd. (d)	Hong Kong
AMAT (Thailand) Limited	Thailand
Applied Materials (Shanghai) Co., Ltd.	P.R. China
Applied Materials (China) Holdings, Ltd. (e)	P.R. China

(3) Applied Materials Israel, Ltd. owns the following subsidiary:
Integrated Circuit Testing GmbH	Germany

(4) Applied Materials SPV1, Inc. owns the following subsidiary:
Applied Materials SPV2, Inc. (f)	Delaware

(5) AKT, Inc. owns the following subsidiary:
AKT America, Inc.	California

PLACE OF
LEGAL ENTITY NAME	INCORPORATION
(6) Metron Technology, Inc. owns the following subsidiaries:
Metron Technology (Benelux) B.V.	The Netherlands
Metron Technology (France) EURL	France
Metron Technology (Europa) Ltd. (g)	United Kingdom
Metron Technology (Israel) Ltd.	Israel
Metron Technology Italia S.r.L.	Italy
Intec Technology (S) Pte.	Singapore
Metron Technology (Asia) Ltd. (h)	Hong Kong
Metron Technology Distribution Corporation	Nevada

(7) 1325949 Ontario Inc. owns the following subsidiary:
Applied Materials Canada, Inc.	Canada

(a) AFCO C.V. owns the following subsidiaries:
Applied Materials Europe BV (i)	The Netherlands
Applied Materials Deutschland Holding (j)	Germany
GmbH

(b) Applied Films Asia Pacific Limited owns the following subsidiary:
Applied Films China Co., Ltd.	PRC

(c) Applied Materials South East Asia Pte. Ltd. owns the following subsidiary:
Applied Materials (AMSEA) Sdn Bhd	Malaysia
Applied Materials (Penang) Sdn Bdh	Malaysia

(d) Applied Materials China, Ltd. owns the following subsidiaries:
Applied Materials China (Tianjin) Co., Ltd.	P.R. China
Applied Materials (China), Inc.	P.R. China

(e) Applied Materials (China) Holdings, Ltd., owns the following subsidiary:
Applied Materials (Xi’an), Ltd.	P.R. China
Applied Materials (Suzhou) Co., Ltd.	P.R. China

(f) Applied Materials SPV2, Inc. owns the following 50-50 joint venture:
eLith LLC	Delaware

(g) Metron Technology (Europa) Ltd. owns the following subsidiaries:
Shieldcare Limited	Scotland

(h) Metron Technology (Asia) Ltd. owns the following subsidiaries:
Metron Technology (Shanghai) Ltd.	P.R. China
Metron Technology (Taiwan) Ltd.	Taiwan
Metron Technology (Singapore) Pte. Ltd.	Singapore
Metron Technology (Malaysia) Sdn Bhd	Malaysia

PLACE OF
LEGAL ENTITY NAME	INCORPORATION
(i) Applied Materials Europe BV owns the following subsidiaries:
Applied Materials GmbH	Germany
Applied Materials France SARL	France
Applied Materials Ireland Ltd.	Ireland
Applied Materials Italy Srl. (k)	Italy
Applied Materials Belgium N.V.	Belgium
Applied Materials Spain S.L.	Spain
Applied Materials Switzerland SA (l)	Switzerland

(j) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials Verwaltung GmbH	Germany
Applied Materials GmbH & Co., KG	Germany

(k) Applied Materials Italy Srl. owns the following subsidiary:
Applied Materials Baccini S.p.A (m)	Italy

(l) Applied Materials Switzerland SA owns the following subsidiaries:
HCT Shaping Systems Service (Beijing) Co., Ltd.	PRC

(m) Baccini S.p.A. owns the following subsidiary:
Baccini GmbH	Germany

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